Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of August 1999
                    Distribution Date of September 15, 1999
                           Servicer Certificate #23

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $215,198,969.48
Beginning Pool Factor                                           0.4304028

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,721,185.93
     Interest Collected                                     $1,741,681.79

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $539,942.09
Total Additional Deposits                                     $539,942.09

Repos / Chargeoffs                                            $506,853.12
Aggregate Number of Notes Charged Off                                 122

Total Available Funds                                      $11,002,809.81

Ending Pool Balance                                       $205,970,930.43
Ending Pool Factor                                              0.4119465

Servicing Fee                                                 $179,332.47

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,820,337.89
     Target Percentage                                               5.25%
     Target Balance                                        $10,813,473.85
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,006,864.04)
     Ending Balance                                        $10,813,473.85

Current Weighted Average APR:                                       9.685%
Current Weighted Average Remaining Term (months):                   31.23

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days          $1,837,232.82      1,168
                                31 - 60 days           $501,929.61        347
                                60+  days              $205,237.71         89

     Total:                                          $2,544,400.14      1,192

     Balances:                  60+  days            $2,035,322.29         89

Memo Item - Reserve Account
     Prior Month                                    $11,297,945.90
+    Invest. Income                                     $51,901.04
+    Excess Serv.                                      $470,490.95
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,820,337.89

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of August 1999

                                                                       NOTES
                                                   (Money Market)
                                      TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                 5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $215,198,969.48
Ending Pool Balance              $205,970,930.43

Collected Principal                $8,721,185.93
Collected Interest                 $1,741,681.79
Charge - Offs                        $506,853.12
Liquidation Proceeds/Recoveries      $539,942.09
Servicing                            $179,332.47
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $10,823,477.34

Beginning Balance                $215,198,969.48            $0.00           $0.00   $58,167,005.57  $149,500,000.00   $7,531,963.91

Interest Due                       $1,124,947.34            $0.00           $0.00      $300,529.53      $784,875.00      $39,542.81
Interest Paid                      $1,124,947.34            $0.00           $0.00      $300,529.53      $784,875.00      $39,542.81
Principal Due                      $9,228,039.05            $0.00           $0.00    $8,905,057.68            $0.00     $322,981.37
Principal Paid                     $9,228,039.05            $0.00           $0.00    $8,905,057.68            $0.00     $322,981.37

Ending Balance                   $205,970,930.43            $0.00           $0.00   $49,261,947.89  $149,500,000.00   $7,208,982.54
Note / Certificate Pool Factor                             0.0000          0.0000           0.3732           1.0000          0.4119
   (Ending Balance / Original Pool Amount)
Total Distributions               $10,352,986.39            $0.00           $0.00    $9,205,587.21      $784,875.00     $362,524.18

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $470,490.95
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $11,820,337.89
(Release) / Draw                  ($1,006,864.04)
Ending Reserve Acct Balance       $10,813,473.85

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of August 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                   3                   2                   1
                                  Apr-99              May-99              Jun-99              Jul-99              Aug-99
Beginning Pool Balance       $261,935,149.14     $250,874,438.10     $237,160,920.52      $223,628,279.43     $215,198,969.48

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $886,606.97         $412,197.74         $619,513.55          $242,359.00         $506,853.12
    Recoveries                   $219,894.06         $467,870.87         $483,272.01          $511,977.44         $539,942.09

Total Charged Off (Months 5, 4, 3)                 $1,918,318.26
Total Recoveries (Months 3, 2, 1)                  $1,535,191.54
Net Loss / (Recoveries) for 3 Mos                    $383,126.72(a)

Total Balance (Months 5, 4, 3)                   $749,970,507.76(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.61303%

Trigger:  Is Ratio > 1.5%                                     No
                                                                          Jun-99              Jul-99              Aug-99

B)   Delinquency Trigger:                                              $2,228,302.26        $2,467,842.15       $2,035,322.29
     Balance delinquency 60+ days                                           0.93957%             1.10355%            0.94579%
     As % of Beginning Pool Balance                                         0.94827%             1.01352%            0.99630%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       2.16272%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer